Exhibit 10.1

EXECUTION COPY

REFINANCING AMENDMENT NO. 4 dated as of March 3, 2011 (this “Amendment”), relating to the Credit Agreement dated as of June 27, 2001, as amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rite Aid Corporation, a corporation organized under the laws of the State of Delaware (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Citicorp North America, Inc., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the other agents party thereto.

RECITALS

A.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

B.   The Credit Agreement permits the Borrower to obtain from any Lender or Additional Lender Refinancing Indebtedness in respect of any Indebtedness outstanding under the Credit Agreement in the form of Other Term Loans pursuant to a Refinancing Amendment.

C.  On the Amendment Effective Date (as defined below), the Borrower intends to incur additional Term Loans pursuant to Section 6.01(c) of the Credit Agreement in an aggregate principal amount of at least $343,000,000 (the “Tranche 5 Term Loans”) to be made available to the Borrower by the lenders signatory hereto (the “Tranche 5 Term Lenders”).  The proceeds of the Tranche 5 Term Loans will be used on the Amendment Effective Date (a) to repay all outstanding Tranche 3 Term Loans and accrued interest thereon and (b) to pay fees and expenses incurred in connection with the foregoing.

D.  This Amendment is a Refinancing Amendment effected pursuant to Section 6.01(c) of the Credit Agreement.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Loan Parties, the Tranche 5 Term Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I

Amendment

SECTION 1.1.    Amendment of Credit Agreement.  Pursuant to Section 6.01(c) of the Credit Agreement, effective as of the Amendment Effective Date, for all purposes of the Senior Loan Documents, (a) the Tranche 5 Term Commitments (as defined below), the Tranche 5 Term Loans and the Tranche 5 Term Borrowings shall constitute “Other Term Commitments”, “Other Term Loans” and “Other Term Borrowings”, respectively and (b) each Tranche 5 Term

Lender shall become an “Additional Lender” and a “Lender” (if such Tranche 5 Term Lender is not already a Lender prior to the effectiveness of this Amendment).  Certain terms of the Tranche 5 Term Loans are set forth in Exhibit A attached hereto.

SECTION 1.2.    Tranche 5 Term Commitments.  i)Subject to the terms and conditions set forth herein, each Tranche 5 Term Lender agrees to make a Tranche 5 Term Loan to the Borrower on the Amendment Effective Date in a principal amount not exceeding such Tranche 5 Term Lender’s Tranche 5 Term Commitment.  Notwithstanding anything to the contrary contained herein (and without affecting any other provision hereof or of the Credit Agreement), the funded portion of each Tranche 5 Term Loan to be made on the Amendment Effective Date (i.e., the amount advanced in cash to the Borrower on the Amendment Effective Date) shall be equal to 99.5% of the principal amount of such Tranche 5 Term Loan (it being agreed that the Borrower shall be obligated to repay 100.0% of the principal amount of each such Tranche 5 Term Loan and interest shall accrue on 100.0% of the principal amount of each such Tranche 5 Term Loan, in each case as provided hereunder and under the Credit Agreement).  A Person shall become a Tranche 5 Term Lender and a Lender under the Credit Agreement by executing and delivering to the Administrative Agent, on or prior to the Amendment Effective Date, a signature page to this Amendment as a “Tranche 5 Term Lender”.  The “Tranche 5 Term Commitment” of any Tranche 5 Term Lender will be the amount of Tranche 5 Term Loans that such Person commits to make, as set forth on Schedule B hereto.  The commitments of the Tranche 5 Term Lenders are several and no Tranche 5 Term Lender shall be responsible for any other Tranche 5 Term Lender’s failure to make Tranche 5 Term Loans.

(b)     The obligation of each Tranche 5 Term Lender to make Tranche 5 Term Loans on the Amendment Effective Date is subject to the satisfaction of the following conditions:

(i)    After giving effect to the borrowing of the Tranche 5 Term Loans, the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Amendment Effective Date, and the Tranche 5 Term Lenders shall have received a certificate of a Financial Officer dated the Amendment Effective Date to such effect.

(ii)    The Collateral and Guarantee Requirement shall have been satisfied.

(iii)    The Administrative Agent shall have received a favorable legal opinion of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and (ii) Marc Strassler, General Counsel of the Borrower, in each case addressed to the Administrative Agent and the Lenders under the Credit Agreement, including the Tranche 5 Term Lenders, and dated the Amendment Effective Date, in substantially the forms thereof delivered in connection with Refinancing Amendment No. 3, dated as of August 19, 2010, modified, however, to address the Tranche 5 Term Loans and this Amendment, and covering such other matters relating to the Loan Parties, the other Senior Loan Documents, the Senior Collateral and the transactions contemplated hereby to occur on the Amendment Effective Date as the Administrative Agent may reasonably request, and otherwise reasonably satisfactory to the Administrative Agent.  The Borrower hereby requests such counsel to deliver such opinions.

(iv)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the good standing of the Borrower and the organization and existence of each Loan Party, the organizational documents of each Loan Party, the resolutions of each Loan Party that authorize the transactions contemplated hereby, the incumbency and authority of the Person or Persons executing and delivering the Amendment and the other documents contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.

(v)    The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Borrower, certifying that the representations and warranties set forth in Section 2.1 hereof are true and correct as of the Amendment Effective Date.

(vi)    The Administrative Agent shall have received a borrowing request in a form acceptable to the Administrative Agent requesting that the Tranche 5 Term Lenders make the Tranche 5 Term Loans to the Borrower on the Amendment Effective Date.

(vii)    After giving effect to the borrowing of the Tranche 5 Term Loans, the Borrowing Base Amount on the Amendment Effective Date shall be no less than the sum of (A) the aggregate principal amount of Loans outstanding on the Amendment Effective Date, (B) the LC Exposure on the Amendment Effective Date and (C) the aggregate principal amount of Additional Senior Debt outstanding on the Amendment Effective Date.  The Administrative Agent shall have received a completed Borrowing Base Certificate dated the Amendment Effective Date and signed by a Financial Officer.

(viii)   The conditions to effectiveness of this Amendment set forth in Section 1.3 hereof shall have been satisfied.

(ix)    Each Subsidiary Guarantor shall have entered into a Reaffirmation Agreement pursuant to which such Subsidiary Guarantor reaffirms its obligations under the Senior Subsidiary Guarantee Agreement and the other Senior Collateral Documents, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 1.3.    Amendment Effectiveness.  The Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions have been satisfied:

(a)     The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrower, (ii) each Subsidiary Loan Party, (iii) each Tranche 5 Term Lender and (iv) the Administrative Agent.  The aggregate amount of Tranche 5 Term Commitments shall not exceed $343,000,000.

(b)     The conditions to the making of the Tranche 5 Term Loans set forth in Section 1.2(b) hereof shall have been satisfied.

(c)     The principal of and accrued and unpaid interest on all outstanding Tranche 3 Term Loans, in each case as of the Amendment Effective Date, and all amounts owed in respect of the prepayment thereof pursuant to Section 2.16 of the Credit Agreement shall have been (or substantially simultaneously with the effectiveness of this Amendment shall be) paid in full, and the Administrative Agent shall have received evidence reasonably satisfactory to it of such payment.

(d)     To the extent invoiced at least two days prior to the Amendment Effective Date, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(e)     To the extent invoiced at least two days prior to the Amendment Effective Date, CGMI shall have received, for the account of the Tranche 5 Term Lenders, payment of all fees owed to such Tranche 5 Term Lenders by the Borrower on the Amendment Effective Date in connection with this Amendment and the transactions contemplated hereby.

The Administrative Agent shall notify the Borrower, the Tranche 5 Term Lenders and the other Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the amendment effected hereby shall not become effective, and the obligations of the Tranche 5 Term Lenders hereunder to make Tranche 5 Term Loans will automatically terminate, if each of the conditions set forth or referred to in Sections 1.2(b) and 1.3 hereof has not been satisfied at or prior to 5:00 p.m., New York City time, on March 4, 2011.

ARTICLE II

Miscellaneous

SECTION 2.1.    Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, including the Tranche 5 Term Lenders, and the Administrative Agent that, as of the Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Credit Agreement, as amended hereby on the Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 2.2.    Effect of Amendment.  ii)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit

Agreement or any other Senior Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Senior Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Senior Loan Document in similar or different circumstances.  This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Senior Loan Documents specifically referred to herein.

(b)     On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Senior Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.  This Amendment shall constitute a “Senior Loan Document” for all purposes of the Credit Agreement and the other Senior Loan Documents.

SECTION 2.3.    Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 2.4.    Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 2.5.    Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 2.6.    Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

RITE AID CORPORATION,

by
/s/ Matt Schroeder
Name: Matt Schroeder
Title: EVP – Strategy, IR and Treasurer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE A HERETO,

by
/s/ Marc Strassler
Name: Marc Strassler
Title: Senior Vice President & Assistant Secretary

CITICORP NORTH AMERICA, INC., as Administrative Agent,

by
/s/ David Leland
Name: David Leland
Title: Vice President

EXHIBIT A

ECONOMIC TERMS OF THE TRANCHE 5 TERM LOANS

Interest:
At the option of the Borrower, (a) Alternate Base Rate plus the Applicable Rate or (b) Adjusted LIBO Rate plus the Applicable Rate.

For purposes of calculating interest in respect of any Tranche 5 Term Loan that is an ABR Loan, the Alternate Base Rate will be deemed to be 2.25% per annum on any day when the Alternate Base Rate would otherwise be less than 2.25%.

For purposes of calculating interest in respect of any Tranche 5 Term Loan that is a Eurodollar Loan, the LIBO Rate in respect of any applicable Interest Period will be deemed to be 1.25% per annum if the LIBO Rate for such Interest Period calculated pursuant to the Credit Agreement would otherwise be less than 1.25% per annum.

The “Applicable Rate” means, on any day, with respect to any ABR Tranche 5 Term Loan, a rate per annum of 2.25% and, with respect to any Eurodollar Tranche 5 Term Loan, a rate per annum of 3.25%.

Tranche 5 Term Maturity Date:
March 3, 2018 (the “Tranche 5 Term Maturity Date”), provided that the Tranche 5 Term Maturity Date shall instead occur on the earlier of (a) December 1, 2014 unless (i) on or prior to such date, all of the Borrower’s outstanding 8.625% Senior Notes due 2015 shall have been (i) repaid in full (other than with the proceeds of Indebtedness) or (ii) refinanced with other Indebtedness having a maturity date of June 3, 2018 or later and (b) September 16, 2015 unless (i) on or prior to such date, all of the Borrower’s outstanding 9.375% Senior Notes due 2015 shall have been (i) repaid in full (other than with the proceeds of Indebtedness) or (ii) refinanced with other Indebtedness having a maturity date of June 3, 2018 or later.

Amortization and Repayment of Tranche 5 Term Loans:
The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche 5 Term Lenders 0.25% of the initial aggregate principal amount of the Tranche 5 Term Loans on the last Business Day of each March, June, September and December, commencing on June 30, 2011.

To the extent not previously paid, all Tranche 5 Term Loans shall be due and payable on the Tranche 5 Term Maturity Date.
Call Protection:
All prepayments of Tranche 5 Term Loans effected on or prior to the first anniversary of the Amendment Effective Date with the proceeds of a substantially concurrent incurrence of new loans or other Indebtedness incurred for the primary purpose of repaying, refinancing or replacing the Tranche 5 Term Loans, in whole or in part (such new loans or Indebtedness, “Tranche 5 Refinancing Indebtedness”), and having an initial yield (calculated as (a) the applicable rate of such Tranche 5 Refinancing Indebtedness (increased by the amount that any applicable “LIBOR floor” of such Indebtedness exceeds the Adjusted LIBO Rate for a one-month interest period on the date of incurrence of such Indebtedness) plus (b) an amount equal to (i) the sum of all upfront fees and original issue discount in respect of such Tranche 5 Refinancing Indebtedness, expressed as a percentage of the face amount of such Indebtedness, divided by (ii) the lesser of (A) the actual weighted average life to maturity of such Tranche 5 Refinancing Indebtedness and (B) four) that is less than the yield then applicable to the Tranche 5 Term Loans (calculated in the manner set forth above) shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment.  Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the Tranche 5 Term Lenders, on the date of such prepayment.

SCHEDULE A

SUBSIDIARY GUARANTORS

1.	112 Burleigh Avenue Norfolk, LLC

2.	1515 West State Street Boise, Idaho, LLC

3.	1740 Associates, L.L.C.

4.	3581 Carter Hill Road–Montgomery Corp.

5.	4042 Warrensville Center Road – Warrensville Ohio, Inc.

6.	5277 Associates, Inc.

7.	537 Elm Street Corp.

8.	5600 Superior Properties, Inc.

9.	657-659 Broad St. Corp.

10.	764 South Broadway-Geneva, Ohio, LLC

11.	Ann & Government Streets - Mobile, Alabama, LLC

12.	Apex Drug Stores, Inc.

13.	Broadview and Wallings-Broadview Heights Ohio, Inc.

14.	Central Avenue and Main Street – Petal, MS, LLC

15.	Eagle Managed Care Corp.

16.	Eckerd Corporation

17.	EDC Drug Stores, Inc.

18.	Eighth and Water Streets – Urichsville, Ohio, LLC

19.	England Street-Asheland Corporation

20.	Fairground, L.L.C.

21.	GDF, Inc.

22.	Genovese Drug Stores, Inc.

23.	Gettysburg and Hoover-Dayton, Ohio, LLC

24.	Harco, Inc.

25.	K & B Alabama Corporation

26.	K & B Louisiana Corporation

27.	K & B Mississippi Corporation

28.	K & B Services, Incorporated

29.	K & B Tennessee Corporation

30.	K&B Texas Corporation

31.	K & B, Incorporated

32.	Keystone Centers, Inc.

33.	Lakehurst and Broadway Corporation

34.	Maxi Drug North, Inc.

35.	Maxi Drug South, L.P.

36.	Maxi Drug, Inc.

37.	Maxi Green Inc.

38.	Mayfield & Chillicothe Roads – Chesterland, LLC

39.	MC Woonsocket, Inc.

40.	Munson & Andrews, LLC

41.	Name Rite, L.L.C.

42.	Northline & Dix – Toledo – Southgate, LLC

43.	P.J.C. Distribution, Inc.

44.	P.J.C. Realty Co., Inc.

45.	Patton Drive and Navy Boulevard Property Corporation

46.	Paw Paw Lake Road & Paw Paw Avenue–Coloma, Michigan, LLC

47.	PDS-1 Michigan, Inc.

48.	Perry Distributors, Inc.

49.	Perry Drug Stores, Inc.

50.	PJC Dorchester Realty LLC

51.	PJC East Lyme Realty LLC

52.	PJC Haverhill Realty LLC

53.	PJC Hermitage Realty LLC

54.	PJC Hyde Park Realty LLC

55.	PJC Lease Holdings, Inc.

56.	PJC Manchester Realty LLC

57.	PJC Mansfield Realty LLC

58.	PJC New London Realty LLC

59.	PJC of Cranston, Inc.

60.	PJC of East Providence, Inc.

61.	PJC of Massachusetts, Inc.

62.	PJC of Rhode Island, Inc.

63.	PJC of Vermont Inc.

64.	P.J.C. of West Warwick, Inc.

65.	PJC Peterborough Realty LLC

66.	PJC Providence Realty LLC

67.	PJC Realty MA, Inc.

68.	PJC Realty N.E. LLC

69.	PJC Revere Realty LLC

70.	PJC Special Realty Holdings, Inc.

71.	Ram-Utica, Inc.

72.	RDS Detroit, Inc.

73.	Read's Inc.

74.	Rite Aid Drug Palace, Inc.

75.	Rite Aid Hdqtrs. Corp.

76.	Rite Aid of Alabama, Inc.

77.	Rite Aid of Connecticut, Inc.

78.	Rite Aid of Delaware, Inc.

79.	Rite Aid of Florida, Inc.

80.	Rite Aid of Georgia, Inc.

81.	Rite Aid of Illinois, Inc.

82.	Rite Aid of Indiana, Inc.

83.	Rite Aid of Kentucky, Inc.

84.	Rite Aid of Maine, Inc.

85.	Rite Aid of Maryland, Inc.

86.	Rite Aid of Massachusetts, Inc.

87.	Rite Aid of Michigan, Inc.

88.	Rite Aid of New Hampshire, Inc.

89.	Rite Aid of New Jersey, Inc.

90.	Rite Aid of New York, Inc.

91.	Rite Aid of North Carolina, Inc.

92.	Rite Aid of Ohio, Inc.

93.	Rite Aid of Pennsylvania, Inc.

94.	Rite Aid of South Carolina, Inc.

95.	Rite Aid of Tennessee, Inc.

96.	Rite Aid of Vermont, Inc.

97.	Rite Aid of Virginia, Inc.

98.	Rite Aid of Washington, D.C., Inc.

99.	Rite Aid of West Virginia, Inc.

100.	Rite Aid Realty Corp.

101.	Rite Aid Rome Distribution Center, Inc.

102.	Rite Aid Services, L.L.C.

103.	Rite Aid Transport, Inc.

104.	RX Choice, Inc.

105.	Seven Mile and Evergreen – Detroit, LLC

106.	Silver Springs Road – Baltimore, Maryland/One, LLC

107.	Silver Springs Road – Baltimore, Maryland/Two, LLC

108.	State & Fortification Streets – Jackson, Mississippi, LLC

109.	State Street and Hill Road – Gerard, Ohio, LLC

110.	The Lane Drug Company

111.	Thrift Drug, Inc.

112.	Thrifty Corporation

113.	Thrifty PayLess, Inc.

114.	Tyler and Sanders Roads, Birmingham — Alabama, LLC

115.	Rite Aid Payroll Management, Inc.

116.	Rite Aid Online Store, Inc.

117.	Rite Fund, Inc.

118.	Rite Investments Corp.

119.	Rite Aid Hdqtrs. Funding, Inc.

120.	JCG Holdings (USA), Inc.

121.	JCG (PJC) USA, LLC

122.	The Jean Coutu Group (PJC) USA, Inc.

SCHEDULE B

TRANCHE 5 TERM COMMITMENTS

Tranche 5 Term Lender	Tranche 5 Term Commitment
Citicorp North America, Inc.	$343,000,000
Total	$343,000,000